UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2012

Markel Corporation

(Exact name of registrant as specified in its charter)

Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway Glen Allen, Virginia		23060-6148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement and Plan of Amalgamation

On December 18, 2012, Markel Corporation (“Markel”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alterra Capital Holdings Limited (“Alterra”) and Commonwealth Merger Subsidiary Limited, a direct wholly owned subsidiary of Markel (“Merger Sub”), under which Merger Sub will merge with and into Alterra (the “Merger”), with Alterra as the surviving company (the “Surviving Company”) becoming a wholly owned subsidiary of Markel. A copy of the joint press release of Alterra and Markel, issued on December 19, 2012, announcing the entry into the Merger Agreement is attached as Exhibit 99.1 and is incorporated by reference herein.

Under the Merger Agreement, upon the closing of the Merger, each issued and outstanding Alterra common share (other than any Alterra common shares with respect to which appraisal rights have been duly exercised under Bermuda law), will automatically be converted into the right to receive (a) 0.04315 shares of Markel common stock, without par value (the “Exchange Ratio”), together with any cash paid in lieu of fractional shares, and (b) $10.00 in cash, without interest (the “Cash Consideration” and together with the Exchange Ratio, the “Merger Consideration”). The Merger Agreement is governed by Bermuda law and subject to the jurisdiction of Bermuda courts. The Merger will be a taxable event for Alterra shareholders.

Each of the boards of directors of Alterra and Markel unanimously adopted and approved the Merger Agreement, and deemed it fair to, advisable and in the best interests of, their respective companies and shareholders to enter into the Merger Agreement and to consummate the Merger and the other transactions contemplated thereby. In Markel’s case, this includes (among other things) the issuance of Markel common stock in connection with the Merger. Markel must obtain the approval of at least a majority of votes cast at a special meeting of Markel’s shareholders in accordance with the rules of the New York Stock Exchange to authorize the issuance of Markel common stock in the Merger. Alterra’s board of directors approved an amendment to Alterra’s bye-laws which would reduce the shareholder vote required to approve a merger with any other company from the affirmative vote of three-fourths of the votes cast at a general meeting of the shareholders to a simple majority (the “Bye-law Amendment”), and recommended that Alterra’s shareholders approve the Bye-law Amendment. If the Bye-law Amendment is approved by Alterra’s shareholders, then Alterra must obtain approval of at least a majority of the votes cast at a special general meeting of Alterra’s shareholders (the “Alterra Special General Meeting”) to approve and adopt the Merger Agreement and the Merger. If the Bye-law Amendment is not approved, then Alterra must obtain approval of at least three-fourths of the votes cast at the Alterra Special General Meeting.

The Merger is expected to close in the first half of 2013, subject to customary closing conditions, including among others, (i) receiving the required approvals of Alterra and Markel shareholders, (ii) authorization having been obtained for listing the Markel common stock to be issued and reserved for issuance to Alterra shareholders in the Merger on the New York Stock Exchange, (iii) receipt of required regulatory approvals, including those from applicable insurance authorities, (iv) effectiveness of the registration statement for the Markel common stock to be issued in the Merger and (v) the absence of any order or injunction by a court of competent jurisdiction preventing the consummation of the Merger, and the absence of any action taken, or any law enacted, entered, enforced or made applicable to the Merger, by any governmental entity that makes the consummation of the Merger illegal or otherwise restrains, enjoins or prohibits the Merger. The parties’ obligations to consummate the Merger are also subject to the condition that A.M. Best Company, Inc. (“A.M. Best”) shall have provided oral or written notice to the parties that certain of Markel’s and Alterra’s insurance subsidiaries have been assigned a Financial Strength Rating of at least “A” on a group basis, after giving effect to the Merger or will be assigned such rating immediately after the effective time of the Merger (the “A.M. Best Condition”). In addition, Alterra’s obligation to consummate the Merger is conditioned on the addition of two Alterra nominees to Markel’s board of directors as described in more detail below, and Markel’s obligation to consummate the Merger is conditioned on Alterra having not less than $500,000,000 in immediately available unrestricted funds on the closing date of the Merger.

All options to purchase Alterra common shares that are outstanding and unexercised will automatically be converted into options to acquire a number of Markel common stock adjusted on an exchange ratio equal to the sum of the Exchange Ratio plus the quotient of $10.00 divided by the weighted average share price of Markel common stock for the five consecutive trading days immediately preceding the second trading day before the closing of the Merger (the “Incentive Award Exchange Ratio”), at an equitably adjusted exercise price and otherwise on the same terms and conditions.

Awards of restricted Alterra common shares which automatically vest upon a change of control will automatically vest upon the closing of the Merger (generally restricted Alterra common shares granted on or before December 31, 2010, other than performance based awards) and holders of such Alterra restricted common shares will receive the Merger Consideration. Awards of restricted Alterra common shares that do not automatically vest upon a change of control (generally restricted Alterra common shares granted after January 1, 2011 or performance based awards of restricted Alterra common shares granted on or before December 31, 2010) will automatically be converted into the right to receive similarly restricted Markel common stock based on an exchange ratio equal to the Incentive Award Exchange Ratio and otherwise on the same terms and conditions.

Holders of warrants to purchase Alterra common shares that are outstanding and unexercised (“Alterra Warrants”) will have the option to either (i) surrender the warrant to Markel for an amount equal to the Merger Consideration multiplied by the number of Alterra common shares the holder of such warrant would have received had such holder exercised such warrant immediately before effectiveness of the Merger through a cashless exercise, plus any other amounts payable under the terms of the warrant upon its exercise, or (ii) have such Alterra Warrant remain outstanding in accordance with its terms. Upon the effective time of the Merger, such Alterra warrants (the “Converted Warrants”) will automatically represent a right to purchase, (1) an amount of cash equal to the Cash Consideration multiplied by the number of Alterra common shares for which such Converted Warrant may have been exercised immediately before the Closing and (2) that number of Markel common shares equal to the number of Alterra common shares for which such Converted Warrant may have been exercised immediately before the Closing multiplied by the Exchange Ratio, together with any cash paid in lieu of a fractional share in accordance with the terms of the Converted Warrants. The Converted Warrants will otherwise be on the same terms and conditions as the Alterra Warrants.

Under the Merger Agreement, Markel has agreed to take the necessary actions to increase the authorized number of directors from ten to twelve members and for two individuals designated by Alterra’s to be appointed to Markel’s board of directors, in each case, effective as of the effective time of the Merger. The twelve directors are anticipated to be the ten current members of Markel’s board of directors and two individuals designated by Alterra and approved by the Nominating/Corporate Governance Committee of the board of directors of Markel (such approval not to be unreasonably withheld).

The Merger Agreement contains customary representations and warranties of Alterra and Markel. In addition, the Merger Agreement contains customary covenants of Alterra, including, among others, covenants (i) to conduct Alterra’s businesses in the ordinary course during the interim period between the execution of the Merger Agreement and completion of the Merger, (ii) not to engage in certain kinds of transactions during this interim period, (iii) to hold a shareholder meeting to put the matters that require the approval of Alterra’s shareholders before its shareholders for their consideration and (iv) to use reasonable best efforts to take all actions necessary to obtain all governmental and regulatory approvals, subject to certain customary limitations. The Merger Agreement also contains covenants of Markel, including, among others, covenants (x) not to undertake certain kinds of actions during this interim period, (y) to hold a shareholder meeting to put the matters that require the approval of Markel’s shareholders before its shareholders for their consideration and (z) to use reasonable best efforts to take all actions necessary to obtain all governmental and regulatory approvals, subject to certain customary limitations.

The Merger Agreement also contains a covenant under which the parties have agreed that they will not, and will use reasonable best efforts to cause their respective representatives not to, solicit, facilitate (including by providing information), or participate in any negotiations or discussions with any person relating to, any takeover proposal, as further described in the Merger Agreement. Each of Alterra and Markel may, subject to certain procedural requirements set forth in the Merger Agreement, provide information to and enter into discussions and negotiations with third parties if the respective board of directors believes that such takeover proposal is likely to result in a “Superior Proposal” (as defined in the Merger Agreement). Markel’s board of directors may change its recommendation to the Markel shareholders to approve the issuance of Markel common stock in the Merger if as the result of a “Parent Intervening Event” (as defined in the Merger Agreement), Markel’s board of directors concludes in good faith that the failure to take such action is reasonably likely to violate their fiduciary duties under applicable law. Alterra’s board of directors may change its recommendation to the Alterra shareholders to approve the Merger if as the result of a “Company Intervening Event” (as defined in the Merger Agreement) or a Superior Proposal, Alterra’s board of directors concludes in good faith that the failure to take such action is reasonably likely to violate their fiduciary duties under applicable law. However, neither of Alterra’s nor Markel’s board of directors has the right to terminate the Merger Agreement to accept a takeover proposal or in connection with its own change or withdrawal of its recommendation. Therefore, unless the Merger Agreement is terminated by the other party following such a change or withdrawal in recommendation, the Merger and the issuance of Markel common stock in connection therewith will be submitted to a vote of each of Alterra’s and Markel’s shareholders, respectively.

The Merger Agreement contains certain customary termination rights for both Alterra and Markel. Each of Alterra and Markel will also have the right to terminate the Merger Agreement following its respective shareholder meeting if the other party’s book value as of the business day immediately before such meeting is less than 80% of, in the case of Alterra’s book value, $2,880,000,000, and in the case of Markel’s book value, $3,815,000,000 (each a “Reference Book Value”). Additionally, the Merger Agreement provides that (i) either Alterra or Markel may terminate the Merger Agreement for failure of the A.M. Best Condition. Additionally, Markel may terminate the Merger Agreement if holders of 10% or more of Alterra’s outstanding common shares seek appraisal rights under Bermuda law.

In addition, the Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, Alterra may be required to pay Markel or Markel may be required to pay Alterra, a termination fee of $94,500,000, including if the Merger Agreement is terminated by a party due to a change or withdrawal by the board of directors of the other party of its recommendation of the Merger, or following certain types of terminations, if within nine months of such termination the non-terminating party enters into a definitive agreement with respect to, or consummates, a qualifying takeover proposal. Additionally, a party may be required to pay the other a fee of $47,250,000 in the case of termination following the failure of such party’s shareholders to approve the issuance of common shares in the Merger or the Merger, as applicable, subject to limited exceptions, and an additional fee of $47,250,000 if within nine months of such termination, the party whose applicable shareholder vote has not been obtained enters into a definitive agreement with respect to, or consummates, a takeover proposal. The parties will not be required to pay a termination fee in connection with terminations relating to the A.M. Best Condition or in respect of a decline in the other party’s Reference Book Value.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Alterra, Markel or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts (such disclosures include information that has been included in Alterra’s and Markel’s respective public disclosures, as well as additional non-public information); and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement (except for the right of Alterra’s shareholders to receive the transaction consideration from and after the consummation of the Merger) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Alterra or Markel or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Alterra’s and Markel’s respective public disclosures.

Voting Agreements

As an inducement for Alterra and Markel to enter into the Merger Agreement, shareholders of Markel and Alterra, who are directors, members of senior management or certain institutional investors entered into voting agreements covering, in the case of Alterra approximately 19.6% of the outstanding voting power of Alterra common shares (after giving effect to certain voting cutbacks set forth in the bye-laws of Alterra), and in the case of Markel, at least 5.2% of the outstanding voting power of Markel.

Under the voting agreements, each such shareholder agreed, among other things, to vote all of such shareholder’s common shares in favor of the matters to be submitted to the vote of the applicable party’s shareholders in connection with the Merger and against any competing takeover proposal or any amendment to Alterra’s and Markel’s memorandum of association or bye-laws or equivalent documents that would reasonably be expected to materially impede or delay the Merger Agreement and the transactions contemplated by the Merger Agreement. Each such shareholder has also granted a proxy, in the case of Alterra shareholders, to Markel and up to two designated representatives of Markel, and in the case of Markel shareholders, to Alterra and up to two designated representatives of Alterra, to vote such shareholder’s shares in accordance with the terms of the voting agreement to which it is a party.

Those shareholders of Alterra and Markel executing a voting agreement agree that for a period beginning on December 18, 2012 and ending three months following the effective time of the Merger, such shareholder will not offer or agree to directly or indirectly sell, transfer, assign or otherwise dispose of or create or permit to exist any encumbrance with respect to any common shares, options or warrants owned by such person, subject to customary exceptions.

The foregoing description of the voting agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the Form of Company Shareholder Agreement and the Form of Parent Shareholder Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and the terms of which are incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

(a) On December 19, 2012, Alterra and Markel issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(b) In connection with the announcement of the Merger Agreement, Markel is filing as Exhibit 99.2 to this Current Report on Form 8-K the materials being used in connection with presentations to and conversations with investors beginning the date hereof.

(c) Markel estimates net losses, including reinstatement premiums, from Hurricane Sandy will range from $75 million to $125 million on a pre-tax basis. This estimate is within Markel’s normal risk tolerances for natural catastrophe events in the Mid-Atlantic and Northeastern United States.

Markel’s estimate of hurricane losses is based on industry assessments of exposure, claims received to date and detailed policy level reviews. The estimate is preliminary and dependent on broad assumptions about coverage, liability and reinsurance. Accordingly, Markel’s actual ultimate net loss from this event may differ materially from this preliminary estimate. Hurricane loss estimates are based on currently available information related to covered exposures and assumptions about how coverage applies. As actual losses are reported, claims are adjusted and coverage issues are resolved, hurricane losses may change significantly.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 18, 2012, by and among Alterra Capital Holdings Limited, Markel Corporation and Commonwealth Merger Subsidiary Limited

10.1	Form of Company Shareholder Voting Agreement, dated as of December 18, 2012, by and among Markel Corporation and each of the shareholders of Alterra Capital Holdings Limited listed on Schedule A thereto

10.2	Form of Parent Shareholder Voting Agreement, dated as of December 18, 2012, by and among Alterra Capital Holdings Limited, and each of the shareholders of Markel Corporation listed on Schedule A thereto

99.1	Joint Press Release dated December 19, 2012

99.2	Investor presentation slides dated December 19, 2012, to be used in connection with investor presentations

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This filing includes statements about future economic performance, finances, expectations, plans and prospects of Alterra and Markel, both individually and on a combined basis, that are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by such statements. For further information regarding factors affecting future results of Alterra and Markel, please refer to their Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q and other documents filed by Alterra and Markel since March 1, 2012 with the Securities Exchange Commission (“SEC”). These documents are also available free of charge, in the case of Alterra, by directing a request to Alterra through Joe Roberts, Chief Financial Officer, or Susan Spivak Bernstein, Senior Vice President, Investor Relations, at 441-295-8800 and, in the case of Markel, by directing a request to Bruce Kay, Investor Relations, at 804-747-0136. Neither Alterra nor Markel undertakes any obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

This filing contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about Alterra’s and Markel’s beliefs, plans or expectations, are forward-looking statements. These statements are based on Alterra’s or Markel’s current plans, estimates and expectations. Some forward-looking statements may be identified by use of terms such as “believe,” “anticipate,” “intend,” “expect,” “project,” “plan,” “may,” “should,” “could,” “will,” “estimate,” “predict,” “potential,” “continue,” and similar words, terms or statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this filing should not be considered as a representation by Alterra, Markel or any other person that Alterra’s or Markel’s objectives or plans, both individually and on a combined basis, will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding expectations; (b) the adequacy of loss reserves and the need to adjust such reserves as claims develop over time; (c) the failure of any of the loss limitation methods the parties employ; (d) any adverse change in financial ratings of either company or their subsidiaries; (e) the effect of competition on market trends and pricing; (f) cyclical trends, including with respect to demand and pricing in the insurance and reinsurance markets; (g) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (h) other factors set forth in Alterra’s and Markel’s recent reports on Form 10-K, Form 10-Q and other documents filed with the SEC by Alterra and Markel.

* * * * *

Risks and uncertainties relating to the proposed transaction include the risks that: (1) the parties will not obtain the requisite shareholder or regulatory approvals for the transaction; (2) the anticipated benefits of the transaction will not be realized or the parties may experience difficulties in successfully integrating the two companies; (3) the parties may not be able to retain key personnel; (4) the conditions to the closing of the proposed merger may not be satisfied or waived; (5) the outcome of any legal proceedings to the extent initiated against Alterra or Markel or its respective directors and officers following the announcement of the proposed merger is uncertain; (6) the acquisition may involve unexpected costs; and (7) the businesses may suffer as a result of uncertainty surrounding the acquisition. These risks, as well as other risks of the combined company and its subsidiaries may be different from what the companies expect, or have previously experienced, and each party’s management may respond differently to any of the aforementioned factors. These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 to be filed by Alterra and Markel with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT:

This filing relates to a proposed transaction between Alterra and Markel that will become the subject of a registration statement, which will include a joint proxy statement/prospectus, to be filed by Alterra and Markel with the SEC. This material is not a substitute for the joint proxy statement/prospectus that Alterra and Markel will file with the SEC or any other document that Alterra or Markel may file with the SEC or Alterra or Markel may send to its shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC OR SENT TO SHAREHOLDERS, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT ON FORM S-4, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov) or, in the case of Alterra, by directing a request to Joe Roberts, Chief Financial Officer, or Susan Spivak Bernstein, Senior Vice President, Investor Relations, at 441-295-8800 and, in the case of Markel, by directing a request to Bruce Kay, Investor Relations, at 804-747-0136.

PARTICIPANTS IN THE SOLICITATION:

Alterra and Markel and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies from both Alterra’s and Markel’s shareholders in favor of the proposed transaction. Information about Alterra’s directors and executive officers and their ownership in Alterra common stock is available in the proxy statement dated March 26, 2012 for Alterra’s 2012 annual general meeting of shareholders. Information about Markel’s directors and executive officers and their ownership of Markel common stock is available in the proxy statement dated March 16, 2012 for Markel’s 2012 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Markel Corporation

December 19, 2012	By:	/s/ Richard R. Whitt, III
	Name:	Richard R. Whitt, III
	Title:	President and Co-Chief Operating Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 18, 2012, by and among Alterra Capital Holdings Limited, Markel Corporation and Commonwealth Merger Subsidiary Limited

10.1	Form of Company Shareholder Voting Agreement, dated as of December 18, 2012, by and among Markel Corporation and each of the shareholders of Alterra Capital Holdings Limited listed on Schedule A thereto

10.2	Form of Parent Shareholder Voting Agreement, dated as of December 18, 2012, by and among Alterra Capital Holdings Limited, and each of the shareholders of Markel Corporation listed on Schedule A thereto

99.1	Joint Press Release dated December 19, 2012

99.2	Investor presentation slides dated December 19, 2012, to be used in connection with investor presentations